Exhibit 10.1

FIRST AMENDMENT TO

SUNSTONE HOTEL INVESTORS, INC. AND SUNSTONE HOTEL PARTNERSHIP, LLC 2022 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT TO SUNSTONE HOTEL INVESTORS, INC. AND SUNSTONE HOTEL PARTNERSHIP, LLC 2022 INCENTIVE AWARD PLAN (this “First Amendment”), is made and adopted by the Board of Directors (the “Board”) of Sunstone Hotel Investors, Inc a Maryland corporation (the “Company”), on March 12, 2025, effective as of the date of the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), provided that it is approved by the Company’s stockholders on that date (the “Amendment Date”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Sunstone Hotel Investors, Inc. and Sunstone Hotel Partnership, LLC 2022 Incentive Award Plan (as amended, the “Plan”);

WHEREAS, pursuant to Section 10.1 of the Plan, the Plan may be wholly or partially amended at any time or from time to time by the Board, provided that any amendment that increases the number of shares of Company common stock available for issuance thereunder shall require approval by the Company’s stockholders within twelve months before or after that action by the Board; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, effective as of the date of the 2025 Annual Meeting, provided that the First Amendment is approved by the Company’s stockholders on that date.

AMENDMENT

1.	Section 3.1 (a). Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“(a) Subject to Section 3.1(b) and Section 10.2 hereof, the maximum aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 9,250,000 Shares and (ii) any Shares which are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Section 3.1(b) hereof (the “Share Limit”).  In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 9,250,000.  Each LTIP Unit issued pursuant to an Award shall count as one Share for purposes of calculating the aggregate number of Shares available for issuance under the Plan as set forth in this Section 3.1(a) and for purposes of calculating the Individual Award Limits set forth in Section 3.3 hereof.  As of the Effective Date, no further awards shall be granted under the Prior Plan; provided, however, that awards outstanding under the Prior Plan as of the Effective Date shall remain outstanding and subject to the terms of the Prior Plan and the applicable award agreement governing such awards.”

2.	This First Amendment shall be and, as of the Amendment Date, is hereby incorporated in and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.

[Signature Page Follows]

I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Sunstone Hotel Investors, Inc. on March 12, 2025, and approved by the stockholders of Sunstone Hotel Investors, Inc. on May 1, 2025.

Executed on this 1st   day of  May   , 2025.

/S/ BRYAN A. GIGLIA
Name:	Bryan A. Giglia
Title:	Chief Executive Officer